UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2014

(Commission File Number) 001-34214

THE BANK OF KENTUCKY FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

Kentucky	61-1256535
(State of incorporation)	(I.R.S. Employer Identification Number)

111 Lookout Farm Drive

Crestview Hills, Kentucky 41017

(Address of Registrant’s principal executive office)

(859) 371-2340

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On September 5, 2014, The Bank of Kentucky Financial Corporation, a Kentucky corporation (the “Company”), and BB&T Corporation, a North Carolina corporation (“BB&T”), entered into an Agreement and Plan of Merger (“Merger Agreement”) pursuant to which the Company will merge into BB&T, with BB&T as the surviving entity (the “Merger”). The Merger Agreement provides that, immediately following the Merger, The Bank of Kentucky, Inc., a Kentucky bank wholly owned by the Company, will be merged into Branch Banking and Trust Company, a North Carolina bank wholly owned by BB&T, with Branch Banking and Trust Company as the surviving entity. The Merger Agreement was approved by the Board of Directors of each of the Company and BB&T.

Under the terms and subject to the conditions of the Merger Agreement, holders of the Company’s common stock (other than shares held by BB&T, shares held in treasury by the Company, shares of restricted stock and shares held by shareholders who properly demand appraisal rights under Kentucky law) will be entitled to receive, for each share of the Company’s common stock, 1.0126 shares of BB&T common stock and $9.40 in cash (the “Merger Consideration”).

The Merger Agreement provides that immediately prior to the closing of the Merger, the Company’s stock options, restricted stock unit awards and shares of restricted stock will fully vest and be cancelled and thereafter entitle the holders thereof to receive cash consideration (based on the value of the Merger Consideration) for such options, restricted stock units and restricted stock, as specified in the Merger Agreement.

The transaction is expected to close in the first half of 2015, subject to the satisfaction of customary closing conditions, including regulatory approvals, the approval of the Company’s shareholders and, subject to certain exceptions, the accuracy of the representations and warranties and compliance with the covenants of each party.

The Company and BB&T have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants by the Company with respect to the conduct of its business during the interim period between the execution of the Merger Agreement and the closing of the Merger and covenants prohibiting the Company from soliciting, providing information or entering into discussions concerning proposals relating to alternative business combination transactions, except in limited circumstances relating to unsolicited proposals that constitute, or are reasonably likely to lead to, a superior proposal.

The Merger Agreement provides certain termination rights for both the Company and BB&T and further provides that upon termination of the Merger Agreement under certain circumstances, the Company will be obligated to pay BB&T a termination fee of approximately $10.8 million.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirely by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other information about the Company, BB&T or their respective subsidiaries and affiliates. The covenants, representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and, in the case of representations and warranties, as of specific dates, may be subject to a contractual standard of materiality different from what a shareholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by or subject to certain disclosures and exceptions not reflected in the Merger Agreement and generally were for the benefit of the parties to that agreement. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, BB&T or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or BB&T.

Concurrently with the execution of the Merger Agreement, the directors and executive officers of the Company have each entered into a Voting and Support Agreement with the Company and BB&T pursuant to which such persons have agreed, subject to the terms set forth therein, to vote their shares of the Company’s common stock in favor of the approval of the Merger Agreement and against alternative transactions, and to become subject to certain transfer restrictions with respect to their holdings of such common stock. The Voting and Support Agreement terminates in accordance with its terms if the Merger Agreement is terminated. The foregoing summary of the Voting and Support Agreement is not complete and is qualified in its entirety by reference to the full text of the Voting and Support Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Forward-Looking Statements

The information presented herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving the Company’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to update forward-looking statements.

In addition to factors previously disclosed in the Company’s reports filed with the Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this filing, the following factors, among others, could cause actual results to differ materially from forward-looking statements: ability to obtain regulatory approvals and meet other closing conditions to the Merger, including approval by the Company’s shareholders, on the expected terms and schedule; delay in closing the Merger; difficulties and delays in integrating the Company and BB&T businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Additional Information for Shareholders

In connection with the proposed Merger, BB&T will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of the Company and a Prospectus of BB&T, as well as other relevant documents concerning the proposed transaction, and the Company will also file such Proxy Statement/Prospectus with the SEC and mail such Proxy Statement/Prospectus to its shareholders. SHAREHOLDERS OF THE BANK OF KENTUCKY FINANCIAL CORPORATION ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about the Company and BB&T, may be obtained at the SEC's Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from the Company by accessing the Company’s website at www.bankofky.com under the heading "Investor Relations" and then under "SEC Filings," or from BB&T at www.bbt.com under the heading "About" and then under the heading "Investor Relations" and then under "BB&T Corporation SEC Filings." Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to BB&T Corporation, 150 South Stratford Road, Suite 300, Winston-Salem, North Carolina 27104, Attention: Shareholder Services, Telephone: (336) 733-3065, or to The Bank of Kentucky Financial Corporation, 111 Lookout Farm Drive, Crestview Hills, Kentucky 41017, Attention: Executive Vice President and Chief Financial Officer, Telephone: (859) 372-5169.

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed Merger. Information about the directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2014 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 17, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits

2.1	Agreement and Plan of Merger, dated September 5, 2014, between BB&T Corporation and The Bank of Kentucky Financial Corporation

10.1	Voting and Support Agreement, dated September 5, 2014 among BB&T Corporation, The Bank of Kentucky Financial Corporation and the individual signatories thereto.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

THE BANK OF KENTUCKY FINANCIAL CORPORATION

By:	/s/ Martin J. Gerrety
Name:	Martin J. Gerrety
Title:	Treasurer and Assistant Secretary

Date: September 11, 2014

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated September 5, 2014, between BB&T Corporation and The Bank of Kentucky Financial Corporation
10.1	Voting and Support Agreement, dated September 5, 2014 among BB&T Corporation, The Bank of Kentucky Financial Corporation and the individual signatories thereto.